Client Service Agreement with Broad Street Marketing, Inc

                            CLIENT SERVICE AGREEMENT
                            ------------------------

         THIS CLIENT SERVICE AGREEMENT is entered into as of the 20th day of May 1996, by and between IMAGEX SERVICES, INC., ("Imagex"), a Nevada corporation, with its principal place of business at 80 Wolf Road, Suite 503, Albany, New York 12205 and BROAD STREET MARKETING, INC. ("Broad Street"), a Florida corporation, with its principal place of business at 1515 N. Federal Highway, Suite 211, Boca Raton, Florida 33432.

         Imagex and Broad Street agree as follows:

          1.      Employment.
                  -----------
                  Subject to the right of Imagex to perform and carry out the following, Imagex hereby retains the services of Broad Street and Broad Street hereby accepts employment by Imagex, in connection with the reorganization of the administrative structure and functions of Imagex, the evaluation and recruitment of personnel and service providers to Imagex and to structure a financial services program for Imagex.

          2.      Services to be Performed.
                  ------------------------
                  (a) In respect to administrative and personnel related services, the following: (i) evaluation of entire administrative and personnel infrastructure of Imagex; (ii) recommend a program to develop and enhance Imagex' human resources; (iii) evaluate and make recommendations regarding the retaining of consultants and professional service providers including Imagex' lawyers, auditors, public relations firm and financial advisors; and (iv) evaluate, undertake background examinations, recruit and assist Imagex in the selection and employment of Board of Directors' candidates, key executives and other management personnel.

                  (b) In respect to the structuring of a financial public relations program, the following: (i) advise Imagex with regard to the maximization of its financial resources and assist Imagex in attracting capital from the financial markets and other financial intermediaries; (ii) review and analyze all aspects of Imagex' financial goals and make recommendations on feasibility and achievement of desired goals; (iii) review of all of the general information and recent filings with regulatory authorities and produce a corporate profile of Imagex in brokerage style format for use in general circulation in the financial community; (iv) establish a basis for a network of firms and brokers interested in participating in Imagex' securities and schedule and conduct the necessary due diligence and obtain the required approvals necessary for such firms to participate; (v) interview and make determinations as to any firms or brokers referred to Imagex with regard



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to their  participation;  and (vi) assist  Imagex and be  available to field any calls from firms and brokers inquiring about Imagex.

          3.      Prior Approval of Imagex.
                  ------------------------
                  No obligations shall be incurred by Broad Street on behalf of Imagex without first obtaining the prior written approval from Imagex. Imagex may require the submission of details of written proposals by Broad Street with regard to all anticipated details prior to granting approval. Imagex expressly reserves the right, in its own discretion, and for reasons deemed by it to be sufficient, to modify and reject any and all schedules and plans submitted by Broad Street, and to direct Broad Street to cease work in connection therewith; and in such case, Broad Street shall immediately notify all publishers, printers, engravers, artists, designers, actors, or other third parties engaged in carrying out such schedules or plans to cease work thereon.

          4.      Expenses.
                  --------
                  Imagex shall pay Broad Street for all costs incurred and expenditures made on behalf of Imagex for approved services. Imagex shall pay Broad Street in funds in time for it to pay on due date all proper charges from owners of media and other third parties, but only after receipt of Broad Street's bill therefor.

         5.       Term.
                  ----
                  The term of this Agreement shall be for a six-month period commencing on the date hereof.

         6.       Compensation.
                  ------------
                  As compensation for its services hereunder, Broad Street shall be issued six hundred thousand (600,000) shares of Common Stock, $.001 par value (the "Shares").

         7.       Investment Restrictions.
                  -----------------------
                  Upon issuance appropriate investment restrictions shall be noted against the Shares.

         8.       Registration.
                  ------------
                  The Company agrees to provide Broad Street with registration rights at the Company's cost and expense and include 300,000 of the shares of Common Stock in a registration statement to be filed by the Company with the Securities and Exchange Commission within the proximate future.



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



         9.       Confidentiality.
                  ---------------
                  (a) As used herein, "confidential information" means any and all technology and information which consists of or makes up the services of Imagex, or which may consist of future or proposed products or services, except such technology or information which is publicly known prior to the date of this agreement and is known to Broad Street prior to disclosure from Imagex, or subsequent to the date of this agreement, becomes publicly and openly known through no fault of Broad Street. Features of any product or services marketed by Imagex to any third parties not under an obligation of confidentiality to Imagex, e.g., consumers and distributors, shall not be considered confidential information as of the earliest date of such sale to a third party.

                  (b) Broad Street acknowledges and agrees that the sale or unauthorized use or disclosure of any of Imagex's confidential information or trade secrets shall constitute unfair competition, either during or after the term of this agreement. Imagex shall be entitled upon proof thereof, to injunctive relief and such other and additional consequential and special damages as may be incurred by Imagex.

         10.      Independent Contractor.
                  ----------------------
                  Broad Street and Imagex hereby acknowledge that Broad Street is an independent contractor. Broad Street shall not hold itself out as, nor shall it take any action from which others might infer, that it is a partner of, agent of or a joint venturer of Imagex.

         11.      Miscellaneous.
                  -------------
                  (a) This agreement shall be governed by and construed in accordance with the laws of the State of Florida.

                  (b) If any one or more of the provisions of this Agreement shall be held invalid or unenforceable, the validity and enforceability of the remainder of this Agreement shall not be affected thereby.

                  (c) This Agreement constitutes the entire agreement, and supersedes all prior oral or written agreements (excluding any agreements relating to confidentiality), understanding, representations, and other communication between the parties on the subject of the continuing relationship between them.

                  (d) Except as otherwise provided herein, this Agreement may be modified or amended only in writing, signed by both parties hereto.



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


                  (e) Neither party shall be liable for any loss or damage of any nature incurred or suffered as a result of any failure or delay in performance due to any cause or circumstance beyond its reasonable control, including without limitation, strikes, lockouts, fires, riots, governmental orders, war and other acts of Gold.

                  (f) Any notice, request, demand, or other communication required or permitted hereunder shall be deemed to be property given when deposited in the United States mail, postage prepaid, or when transmitted by facsimile with proof of delivery to the address as provided herein.

                  (g) The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance any time thereafter. Nor shall the waiver by either party a breach of any provision hereof be taken or held to be a waiver of the provision itself.

                  (h) Broad Street shall not transfer or assign the Agreement or any part thereof without the written consent of Imagex.

                  (i) This Agreement, including the terms and provisions thereof shall be binding upon the successors and assigns of Broad Street and Imagex.

         IN WITNESS WHEREOF, this agreement is executed as of the date and year first above written.


BROAD STREET MARKETING, INC.,            IMAGEX SERVICES, INC.,
a Florida corporation                    a Nevada corporation



By:/s/Gregory L. Paige                   By:/s/Andrew F. Capoccia
   -------------------                      ---------------------
   Gregory L. Paige,                        Andrew F. Capoccia,
   President                                President





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